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                 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                      Among

                            HAWKER PACIFIC AEROSPACE

                                       and

                         THE INVESTORS SIGNATORY HERETO

                          Dated as of December 10, 1999




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                              CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT

      CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of December 10, 1999, among Hawker Pacific Aerospace, a California corporation (the "COMPANY"), and the investors signatory hereto (each such investor is a "PURCHASER" and all such investors are, collectively, the "PURCHASERS").

      WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Company, shares of the Company's 8% Series C Convertible Preferred Stock (the "PREFERRED STOCK"), which are convertible into shares of the Company's common stock, no par value (the "COMMON STOCK").

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy are hereby acknowledged, the Company and the Purchasers agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

      1.1   THE CLOSING.

            (a) THE CLOSING. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchasers and the Purchasers shall, severally and not jointly, purchase 300 shares of Preferred Stock (the "SHARES") for an aggregate purchase price of $3,000,000. The closing of the purchase and sale of the Shares (the "CLOSING") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("ROBINSON SILVERMAN"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "CLOSING DATE."

            (ii) At the Closing, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to each Purchaser (1) stock certificates, registered in the name of such Purchaser, representing a number of Shares equal to the quotient obtained by dividing the purchase price indicated below such Purchaser's name on the signature page to this Agreement by 10,000, (2) a Common Stock purchase warrant, in the form of EXHIBIT D, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right at any time and from time to time thereafter through the fifth anniversary of the Closing Date to acquire the number of shares of Common Stock indicated below such Purchaser's name on the signature page to this (collectively, the "WARRANTS"), (3) the legal opinion of Troy & Gould Professional Corporation, counsel to the Company in the form of EXHIBIT C, and
(4) all other documents, instruments and writings required to have been delivered at or prior to the Closing Date by the Company pursuant to this Agreement, including an executed Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT") the Irrevocable Transfer Agent Instructions, in the form of EXHIBIT E, delivered to and acknowledged by the Company's transfer agent (the "TRANSFER AGENT INSTRUCTIONS"), and a letter agreement, dated the date hereof, among the Company and the Purchasers, in the form of EXHIBIT F (the "LETTER AGREEMENT"); and (B) each Purchaser shall deliver (1) the purchase price indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose, and (2) all documents, instruments and writings required to have been delivered at or prior to the Closing Date by such Purchaser pursuant to this Agreement, including, without limitation, an executed Registration Rights Agreement and Letter Agreement.

            1.2 TERMS OF PREFERRED STOCK. The Preferred Stock shall have the rights preferences and privileges set forth in EXHIBIT A, and shall be incorporated into a Certificate of Determination (the "CERTIFICATE OF DETERMINATION") which shall be filed on or prior to the Closing Date by the Company with the Secretary of State of the State of California, in form and substance mutually agreed to by the parties.

            1.3 CERTAIN DEFINED TERMS. For purposes of this Agreement, "CONVERSION PRICE," "ORIGINAL ISSUE DATE" and "TRADING DAY" shall have the meanings set forth in EXHIBIT A; "BUSINESS DAY" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York or the State of California are authorized or required by law or other governmental action to close; "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      2.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby makes the following representations and warranties to the
Purchasers:

            (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in SCHEDULE 2.1(A) (collectively the "SUBSIDIARIES"). Each of the Subsidiaries is an entity, duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Registration Rights Agreement, the Letter Agreement, the Transfer Agent Instructions or the Warrants (collectively, the "TRANSACTION DOCUMENTS"), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "MATERIAL ADVERSE EFFECT").

            (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered (or filed, as the case may be) in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective articles of incorporation, by-laws or other charter documents.

            (c) CAPITALIZATION. The number of authorized, issued and outstanding capital stock of the Company is set forth in SCHEDULE 2.1(C). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as a result of the purchase and sale of the Shares and the Warrants and except as disclosed in SCHEDULE 2.1(C), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Reports (as defined below) or in filed Schedule 13-D's or 13-G's or SCHEDULE 2.1(C), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), or has the right to acquire by agreement with or by obligation binding upon the Company, in excess of 5% of the Common Stock.

            (d) ISSUANCE OF THE SHARES AND THE WARRANTS. The Shares and the Warrants are duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "LIENS"). The Company has on the date hereof and will, at all times while the Shares and the Warrants are outstanding, maintain an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the holders of the Shares and the

Warrants, to enable it to perform its conversion, exercise and other obligations under this Agreement, the Certificate of Designation and the Warrants. Such number of reserved and available shares of Common Stock is not less than the sum of (i) 200% of the number of shares of Common Stock which would be issuable upon conversion in full of the Shares, assuming that the Shares are outstanding for three (3) years and that such conversion occurred on the Original Issue Date (as defined in Exhibit A) at the Conversion Price, and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (such number of shares of Common Stock as contemplated in clauses (i)-(ii), the "INITIAL MINIMUM"). All such authorized shares of Common Stock shall be duly reserved for issuance to the holders of the Shares and the Warrants. The shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants are collectively referred to herein as the "UNDERLYING SHARES." The Shares, the Warrants and the Underlying Shares are collectively referred to herein as, the "SECURITIES." When issued in accordance with the Certificate of Designation and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

            (e) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, would reasonably be expected to have or result in a Material Adverse Effect.

            (f) FILINGS, CONSENTS AND APPROVALS. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the Certificate of Designation with the Secretary of State of California, (ii) the filings required pursuant to Section 3.11, (iii) the filing with the Securities and Exchange Commission (the "Commission") of a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers (the "UNDERLYING SHARES REGISTRATION STATEMENT"), (iv) the application(s) to the Nasdaq National Market ("NASDAQ") for the listing of the Underlying Shares for trading on the NASDAQ (and with any other national securities exchange or market on which the Common Stock is then listed), (v) applicable Blue Sky filings and (vi) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "REQUIRED APPROVALS").

            (g) LITIGATION; PROCEEDINGS. Except as set forth in SCHEDULE 2.1(G), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "ACTION") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would reasonably be expected to, individually or in the aggregate, have or result in a Material Adverse Effect.

            (h) NO DEFAULT OR VIOLATION. Except as set forth in SCHEDULE 2.1(H), neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority except as would reasonably be expected to, not individually or in the aggregate, have or result in a Material Adverse Effect.

            (i) PRIVATE OFFERING. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Neither the Company nor any Person acting on its behalf has taken or is, to the knowledge of the Company, contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

            (j) SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Reports. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since September 30, 1999, except as specifically disclosed in the SEC Reports, (a) there has been no event, occurrence or development that has or that would reasonably be expected to result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and
(y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

            (k) INVESTMENT COMPANY. The Company is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (l) CERTAIN FEES. Except for certain fees payable to Brighton Capital, Ltd. by the Company, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

            (m) SOLICITATION MATERIALS. Neither the Company nor any Person acting on the Company's behalf has solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

            (n) FORM S-3 ELIGIBILITY. The Company is eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

            (o) EXCLUSIVITY. The Company shall not issue and sell the Shares to any Person other than the Purchasers other than with the specific prior written consent of the Purchasers.

            (p) SENIORITY. Except the Series B Junior Participating Preferred Stock, no class of equity securities of the Company is senior to the Shares in right of payment, whether upon liquidation or dissolution, or otherwise.

            (q) LISTING AND MAINTENANCE REQUIREMENTS. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from the NASDAQ or any other stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listings and maintenance requirements.

            (r) PATENTS AND TRADEMARKS. The Company and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "INTELLECTUAL PROPERTY RIGHTS") which are necessary or material for use in connection with their respective business as described in the SEC Reports and as contemplated to be conducted, and which the failure to so have would have a Material Adverse Effect. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or its Subsidiaries violates or infringes upon the rights of any Person, to the best knowledge of the Company. All such Intellectual Property Rights are enforceable and to the best knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights.

            (s) REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. Except as set forth on SCHEDULE 6(B) to the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

            (t) REGULATORY PERMITS. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would reasonably be expected to, individually or in the aggregate, have or result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

            (u) LABOR RELATIONS. Except as set forth in SCHEDULE 2.1(U), No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

            (v) TITLE. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them which is material to the business of the Company and its Subsidiaries and good and marketable personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            (w) DISCLOSURE. The Company confirms that it has not provided any of the Purchasers or its agents or counsel with any information that constitutes or would constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby for itself and for no other Purchaser, represents and warrants to the Company as follows:

            (a) ORGANIZATION; AUTHORITY. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement, the Letter Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

            (b) INVESTMENT INTENT. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable federal and state securities laws or under an exemption from such registration. Nothing contained herein shall be deemed a representation or warranty by such Purchaser and such Purchaser makes no such representations or warranties to hold Securities for any amount of time.

            (c) PURCHASER STATUS. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and at each exercise date under the Warrants, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser has not been formed solely for the purpose of acquiring the Securities.

            (d) EXPERIENCE OF SUCH PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

            (e) ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

            (f) ACCESS TO INFORMATION. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

            (g) GENERAL SOLICITATION. Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

            (h) RELIANCE. Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

            The Company acknowledges and agrees that no Purchaser makes or has made representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.


                                   ARTICLE III

                         OTHER AGREEMENTS OF THE PARTIES

      3.1 TRANSFER RESTRICTIONS. (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company, without requiring a legal opinion as described in the immediately preceding sentence, hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities by a Purchaser to an Affiliate of such Purchaser or to one or more funds or managed accounts under common management with such Purchaser, and any transfer among any such Affiliates or one or more funds or managed accounts, provided that the transferee certifies to the Company that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof). As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

            (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

            NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

            Underlying Shares shall not contain the legend set forth above nor any other legend if the conversion of Shares and exercise of the Warrants or other issuances of Underlying Shares as contemplated hereby by the Certificate of Designation or the Warrants, occurs at any time while an Underlying Shares Registration Statement is effective under the Securities Act or, in the event there is not an effective Underlying Shares Registration Statement at such time if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the day that the Underlying Shares Registration Statement is declared effective by the Commission (the "EFFECTIVE DATE"). The Company agrees that if any Underlying Shares are issued with a legend in accordance with this Section 3.1(b), it will, within three (3) Trading Days (i) after request therefor by a Purchaser, and (ii) after the stock certificate for such legended Underlying Shares are received by the Company's Transfer Agent, provide such Purchaser with a new certificate or certificates representing such Underlying Shares, free from such legend at such time as such legend would not have been required under this
Section 3.1(b) had such issuance occurred on the date of such request. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

      3.2 ACKNOWLEDGMENT OF DILUTION. The Company acknowledges that the issuance of the Underlying Shares upon (i) conversion of the Shares in accordance with the terms of the Certificate of Designation, and (ii) exercise of the Warrants in accordance with their terms, will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon (x) conversion of the Shares in accordance with the terms of the Certificate of Designation, and (y) exercise of the Warrants pursuant to the terms thereof, is unconditional and absolute, subject to the limitations set forth herein, in the Certificate of Designation or pursuant to the Warrants, regardless of the effect of any such dilution.

      3.3 FURNISHING OF INFORMATION. As long as the Purchasers own Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. So long as the Purchasers own Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

      3.4 INTEGRATION. The Company shall not, and shall use its best efforts to ensure that, no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

      3.5 INCREASE IN AUTHORIZED SHARES. If on any date the Company would be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from issuing the sum of (i) 200% of the number of Underlying Shares then issuable upon conversion in full of the Shares and (ii) the number of Underlying Shares issuable upon exercise in full of the Warrants (the "CURRENT REQUIRED MINIMUM") due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly (and in any case, within 30 Business Days from such date, which date may be extended with the consent of 51% of the number of Series C Preferred Stock outstanding) prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's articles of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as is reasonably adequate to enable the Company to comply with its issuance, conversion, exercise and reservation of shares obligations as set forth in this Agreement, the Certificate of Designation and the Warrants (the sum of (x) the number of shares of Common Stock then outstanding plus all shares of Common Stock issuable upon exercise of all outstanding options, warrants and convertible instruments, and (y) the Current Required Minimum, is deemed for purposes hereof to be a reasonable number). In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the earlier to occur of the 60th day after delivery of the proxy materials relating to such meeting but, in any event, not more than the 90th day after request by a holder of Securities to issue the number of Underlying Shares in accordance with the Certificate of Designation and Warrants) and (c) within five (5) Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's articles of incorporation to evidence such increase.

      3.6 LISTING OF UNDERLYING SHARES. The Company shall (i) in the time and manner required by NASDAQ and such other exchange, market or quotation system on which the Common Stock is traded, but in any event, not later than the fifth
(5th) Business Day following the Closing Date prepare and file with the NASDAQ (and such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) an additional shares listing application covering a number of shares of Common Stock which is not less than the Initial Minimum, (b) take all steps necessary to cause such shares of Common Stock to be approved for listing in the NASDAQ (as well as on any such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon. If the number of Underlying Shares issuable upon conversion in full of the then outstanding Shares and upon exercise of the then unexercised portion of the Warrants exceeds 85% of the number of Underlying Shares previously listed on account thereof with NASDAQ (and any such other required exchanges), then the Company shall take the necessary actions to immediately list a number of Underlying Shares as equals no less than the then Current Required Minimum

            (b) The Company shall maintain a reserve of shares of Common Stock for issuance upon conversion of the Shares and upon exercise in full of the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants, respectively, in such amount as may be required to fulfill its obligations in full under the Transaction Documents, which reserve shall equal no less than the then Current Required Minimum.

      3.7 CONVERSION AND EXERCISE PROCEDURES. The Transfer Agent Instructions, Conversion Notice in the form set forth as EXHIBIT G and Notice of Exercise under the Warrants set forth the totality of the procedures with respect to the conversion of the Shares and exercise of the Warrants, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchasers to convert their Shares and exercise their Warrants as contemplated in the Certificate of Designation and the Warrants (as applicable).

      3.8 NOTICE OF BREACHES. Each of the Company and the Purchasers shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in any Transaction Document, as well as any events or occurrences arising after the date hereof which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained therein to be incorrect or breached as of the Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in any Transaction Document.

      3.9 CONVERSION AND EXERCISE OBLIGATIONS OF THE COMPANY. The Company shall honor conversions of the Shares and exercises of the Warrants and shall deliver Underlying Shares in accordance with the respective terms, conditions and time periods set forth in the Certificate of Designation and the Warrants.

      3.10 SUBSEQUENT FINANCING AND REGISTRATIONS. (a) The Company shall not, until the earlier to occur of (i) the date on which 85% of the Shares shall have been converted, or (ii) the 180th days following the Effective Date, PROVIDED, that such 180th day period shall be extended for the number of Trading Days during such period (A) in which trading in the Common Stock is suspended by the NASDAQ or such market or quotation system on which the Common Stock is then listed, or (B) during which the Underlying Shares Registration Statement is not effective, or (C) during which the prospectus included in the Underlying Shares Registration Statement may not be used by the holders thereof for the resale of Underlying Shares, directly or indirectly, without the prior written consent of the Purchasers, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its or its Affiliates' equity or equity-equivalent securities including the issuance of any debt or other instrument at any time over life thereof convertible into or exchangeable for Common Stock, or any other transaction intended to be exempt or not subject to registration under the Securities Act, at a purchase price per share of

Common Stock lower then the then applicable Per Share Market Value (a "SUBSEQUENT PLACEMENT"), except for an additional financing by the Purchasers, or any other third party as the Company and the Purchasers shall agree, of the Company's Series D Preferred Stock in the aggregate sum of up to $1,000,000.

            (b) Except for Underlying Shares and other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered, and securities of the Company permitted pursuant to Schedule 6(b) of the Registration's Rights Agreement to be registered, in the Underlying Shares Registration Statement in accordance with the Registration Rights Agreement, the Company shall not, for a period of not less than 90 Trading Days after the Effective Date, without the prior written consent of the Purchasers (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) file a registration statement for the issuance or resale of any securities of the Company, except for a Form S-4 or successor form in connection with a Change of Control Transaction where the Company has complied with its obligations hereunder in connection therewith, including pursuant to Section 5(c)(viii) and
Section 7 of the Certificate of Designation. Any days after the Effective Date that a Purchaser is not permitted or unable to utilize the prospectus or otherwise to resell Underlying Shares under the Underlying Shares Registration Statement shall be added to such 90 Trading Day period for the purposes of this Section.

      3.11  CERTAIN SECURITIES LAWS DISCLOSURES; PUBLICITY. The Company shall
(i) within one (1) Business Day of the Closing Date, issue a press release acceptable to the Purchasers (and Purchasers shall timely approve such press release) disclosing the transactions contemplated hereby, (ii) file with the Commission such disclosure as the Company determines is required to disclose the transaction contemplated hereby in accordance with applicable securities laws, and (iii) timely file with the Commission a Form D promulgated under the Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to the Purchasers promptly after the filing thereof. The Company shall, no less than one (1) Business Days prior to the filing of any disclosure required by clauses (ii) and (iii) above, provide a copy thereof to the Purchasers. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications pertaining to the transactions contemplated hereby without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law and such consent can not reasonably be expected to be received prior to the time required to complete such filing or make such statement in accordance with such applicable law, in which such case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of a Purchaser, or include the name of a Purchaser in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law, in which case the Company shall provide such Purchaser with prior notice of such disclosure.

      3.12 TRANSFER OF INTELLECTUAL PROPERTY RIGHTS. Except in connection with the sale of all or substantially all of the assets of the Company, the Company shall not transfer, sell or otherwise dispose of any Intellectual Property Rights, or allow any of the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and it would otherwise lapse if not renewed), without the prior written consent of the Purchasers.

      3.13 USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

      3.14 REIMBURSEMENT. If any Purchaser, other than by reason of its gross negligence or willful misconduct, fraud, or misrepresentation, becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated by Transaction Documents, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which any of the Purchasers is a named party, the Company will pay such Purchaser the charges, as reasonably determined by such Purchaser, for the time of any officers or employees of such Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearings, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct, fraud or misrepresentation of the applicable Purchaser or entity in connection with the transactions contemplated by this Agreement.

      3.15 SHAREHOLDERS RIGHTS PLAN. No claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or in any way could be deemed to trigger the provisions of such plan by virtue of receiving Securities under the Transaction Documents.

      3.16 DELIVERY OF STOCK CERTIFICATES. (i) If stock certificate or certificates as registered by Section 5(b)(i) of the Certificate of Determination are not delivered to or as directed by the applicable Purchaser by the third (3rd) Trading Day after the Conversion Date (as defined in the Certificate of Determination), the Purchaser shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion and Purchaser shall immediately return any certificates representing the converted shares of Common Stock which may be in transit to arrive after such 3rd Trading Day (such certificates being deemed void ab initio.)

            (ii) If the Company fails to deliver to the Purchaser such certificate or certificates pursuant to Section 5(b)(i) of the Certificate of Determination, PROVIDED, that the certificate representing the shares of Preferred Stock to be converted have actually been delivered to the Company, by the third (3rd) Trading Day after the Conversion Date, the Company shall pay to such Purchaser, in cash, as liquidated damages and not as a penalty, $5,000 for each Trading Day after such third (3rd) Trading Day until such certificates are delivered. Nothing herein shall limit a Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Purchaser shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

            (iii) In addition to any other rights available to the Purchaser, if the Company fails to deliver to the Purchaser such certificate or certificates pursuant to Section 5(b)(i)of the Certificate of Determination, by the third
(3rd) Trading Day after the Conversion Date, and if after such third (3rd) Trading Day the Purchaser purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Purchaser of the Underlying Shares which the Purchaser was entitled to receive upon such conversion (a "BUY-IN"), then the Company shall (A) pay in cash to the Purchaser the amount by which (x) the Purchaser's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Purchaser was entitled to receive from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Purchaser, either return the shares of Preferred Stock for which such conversion was not honored or deliver to such Purchaser the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations under Section 5(b)(i) of the Certificate of Determination. For example, if the Purchaser purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the market price of the Underlying Shares on the date of conversion totaled $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Purchaser $1,000. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In. Nothing herein shall limit a Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such

Purchaser shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

            (iv) (A) Notwithstanding anything herein to the contrary, the Company shall have the right, exercisable by notice to the Purchasers, to pay the initial $100,000 of the liquidated damages, if any, that accrue from the Closing Date under this Section 3.16 and Section 3(a)(ii) of the Registration Rights Agreement, in one or more of the following: (i) cash, (ii) unregistered shares of Common Stock determined by dividing the amount of liquidated damages at issue by the Conversion Price determined at (A) the date that such liquidated damages were incurred, (B) the date of the filing of the registration statement covering the resale by the Purchasers of such shares, and (C) the date that the registration rights covering the resale of such shares by the Purchasers is declared effective by the Commission; whichever of (A), (B) or (C) yields the lowest Conversion Price, and (iii) through a promissory note, bearing interest at the annual rate of 12% or the maximum lowest rate as is permitted under applicable laws related to usury, payable in full upon the earlier to occur of 270 days from the date of issuance thereof and the occurrence of a Change of Control Transaction (as defined in the Certificate of Determination).

                  (B) The Company shall have the right, exercisable by notice to the Purchasers to pay liquidated damages over the initial $100,000, if any, that accrue from the Closing Date under this Section 3.16 and Section 3(a)(ii) of the Registration Rights Agreement, in one or more of the following: (i) cash,
(ii) registered shares of Common Stock determined by dividing the amount of liquidated damages at issue by the Conversion Price determined the date that such liquidated damages were incurred.

      3.17  REDEMPTION UPON TRIGGERING EVENTS.

            (a) Upon the occurrence of a Triggering Event as defined in this Section), each Purchaser shall (in addition to all other rights it may have hereunder or under applicable law), have the right, exercisable at the sole option of such Purchaser, to require the Company to redeem all or a portion of the Preferred Stock and the Underlying Shares issued in respect of conversions hereunder not more than 45 Trading Days prior to the date of the Triggering Event and then held by such Purchaser for a redemption price, in cash, equal to the sum of (i) the Mandatory Redemption Amount (as defined below) plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions hereunder and then held by the Purchaser and (B) the Per Share Market Value on the date such redemption is demanded or the date the redemption price hereunder is paid in full, whichever is greater (such sum, the "REDEMPTION PRICE"). The Mandatory Redemption Amount payable upon the occurrence of a Triggering Event pursuant to Section 3.17 (c)(ix), shall be equal to the Change of Control Amount (as defined in Section 8 of the Certificate of Determination).

            (b) All Mandatory Redemption Amounts and the Change of Control Amount shall be due and payable within five (5) Trading Days of the date on which the notice for the payment therefor is provided by a Purchaser. If the Company fails to pay either the Mandatory Redemption Amount or the Change of Control Amount hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section, the Company will pay interest thereon at a rate of

18% per annum (or the lesser amount permitted by applicable law), accruing daily from such date until the Redemption Price or Change of Control Amount (as applicable), plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Purchaser shall have received Underlying Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof.

            (c) A "Triggering Event" means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (i) the failure of an Underlying Shares Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date;

                  (ii) if, during the Effectiveness Period, the effectiveness of the Underlying Shares Registration Statement lapses for any reason for more than an aggregate of ten (10) Trading Days, or the Purchaser shall not be permitted to resell Registrable Securities under the Underlying Shares Registration Statement for more than an aggregate of ten (10) Trading Days (which need not be consecutive Trading Days);

                  (iii) the failure of the Common Stock to be listed for trading on the NASDAQ or on a Subsequent Market or the suspension of the Common Stock from trading on the NASDAQ or on a Subsequent Market, in either case, for more than three (3) Trading Days (which need not be consecutive Trading Days);

                  (iv) the Company shall fail for any reason to deliver certificates representing Underlying Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the tenth (10th) Trading Days after the Conversion Date (provided the stock certificates for the Preferred Stock is delivered to the Company) or the Company shall provide notice to any Purchaser, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any Preferred Stock in accordance with the terms hereof;

                  (v) the Company shall redeem more than a de minimis number of Common Stock or other Junior Securities (other than redemptions of Underlying Shares) except as specifically permitted hereunder;

                  (vi) an Event shall not have been cured to the satisfaction of the Purchasers prior to the expiration of sixty (60) days from the Event Date relating thereto (other than an Event pursuant to Section 3(a)(ii) of the Registration Rights Agreement);

                  (vii) the Company shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within seven (7) days after notice therefor is delivered hereunder;

                (viii) the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Purchaser upon a conversion hereunder; or

                (ix) the Company shall be a party to any Change of Control Transaction, shall agree to sell (in one or a series of related transactions) in excess of 50% of its assets (whether or not such sale would constitute a Change of Control Transaction).

        For the purposes of this Section the following terms shall have the meaning set forth herein: "CHANGE OF CONTROL TRANSACTION" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Company with or into another entity that is not wholly-owned by the Company, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii). "MANDATORY REDEMPTION AMOUNT" for each share of Preferred Stock means the sum of
(i) the greater of (A) 125% of the Stated Value and (B) the product of (a) the Per Share Market Value on the Trading Day immediately preceding (x) the date of the Triggering Event or the Conversion Date, as the case may be, or (y) the date of payment in full by the Company of the applicable redemption price, whichever is greater, and (b) the Conversion Ratio calculated on the date of the Triggering Event, or the Conversion Date, as the case may be, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such share of Preferred Stock.

                                   ARTICLE IV

                                  MISCELLANEOUS

        4.1 FEES AND EXPENSES. At the Closing the Company shall reimburse the Purchasers for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents by paying to Robinson Silverman $25,000 for the preparation and negotiation of the Transaction Documents. The amount contemplated by the immediately preceding sentence shall be retained by the Purchasers and shall not be delivered to the Company at the Closing. Other than the amounts contemplated in the immediately preceding sentence, and except as otherwise set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

      4.2 ENTIRE AGREEMENT; AMENDMENTS. The Transaction Documents, together with the Exhibits and Schedules thereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

      4.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         if to the Company:      Hawker Pacific Aerospace
                                 11240 Sherman Way,
                                 Sun Valley, California 91352
                                 Facsimile No.:(818) 765-2416 and (818) 765-8073
                                 Attn: Chief Financial Officer

         With copies to:         Troy & Gould Professional Corporation
                                 1801 Century Park East, Suite 1600
                                 Los Angeles, CA 90067
                                 Facsimile No.: (310) 201-4746
                                 Attn: Yvonne Wong Chester, Esq.
                                       William D. Gould, Esq.

         If to a Purchaser:      To the address set forth under such Purchaser's
                                 name on the signature pages hereto.


or such other address as may be designated in writing hereafter, in the same manner, by such Person.

      4.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

      4.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      4.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in
Section 3.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Company. This provision shall not limit any Purchaser's right to transfer securities or transfer or assign rights under the Registration Rights Agreement.

      4.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

      4.8 GOVERNING LAW. The corporate laws of the State of California shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

      4.9 SURVIVAL. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and conversion or exercise (as the case may be) of the Shares and the Warrants.

      4.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

      4.11 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      4.12 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchasers agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      4.13 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under any Transaction Document is several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGES FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Convertible Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                 HAWKER PACIFIC AEROSPACE.

                                 By: /s/ Philip M. Panzera
                                     -------------------------------
                                    Name:  Philip M. Panzera
                                    Title: Executive Vice President

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

                        DEEPHAVEN PRIVATE PLACEMENT
                        TRADING LTD.

                        By: /s/ Irwin Kessler
                           ---------------------------------------
                           Name:  Irwin Kessler
                           Title: Managing Partner

                        Purchase Price for Shares to be acquired at Closing: $3 million

                        Number of Shares underlying Warrant: 125,000

                        Address for Notice:

                        Deephaven Private Placement Trading Ltd.
                        c/o Deephaven Capital Management LLC
                        130 Cheshire Lane
                        Minnetonka, MN 55305
                        Facsimile No.: (612) 249-5300
                        Attn: Bruce Lieberman

                        With copies to:
                        Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                        New York, NY 10104
                        Facsimile No.: (212) 541-4630 and (212) 541-1432
                        Attn: Kenneth L. Henderson, Esq.
                              Eric L. Cohen, Esq.

                                    EXHIBIT G

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of 8% Series C Convertible Preferred Stock indicated below, into shares of Common Stock, no par value (the "COMMON STOCK"), of Hawker Pacific Aerospace, a California corporation (the "COMPANY"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

                        ---------------------------------------------------
                        Date to Effect Conversion

                        ---------------------------------------------------
                        Number of shares of Preferred Stock to be Converted

                        ---------------------------------------------------
                        Stated Value of shares of Preferred Stock to be Converted

                        ---------------------------------------------------
                        Number of shares of Common Stock to be Issued

                        ---------------------------------------------------
                        Applicable Conversion Price

                        ---------------------------------------------------
                        Signature

                        ---------------------------------------------------
                        Name

                        ---------------------------------------------------
                        Address